UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2012
 Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
 Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on June 25, 2012, the Board of Directors of Sono Resources, Inc., a Nevada corporation (the "Company"), authorized the execution of a share purchase agreement dated June 25, 2012 (the "Share Purchase Agreement") with Pinette Copper Corp, a private company organized under the laws of Canada ("Pinette Copper"). In accordance with the terms and provision of the Share Purchase Agreement, the Company agreed to sell to Pinette Copper, its right, title and interest in and to 100% of the outstanding common shares of Bonnyridge (Pty) Ltd., a private company organized under the laws of Botswana ("Bonnyridge"). In further accordance with the terms and provisions of the Share Purchase Agreement, the purchase price for the acquisition of the shares of common stock of Bonnyridge was $500,000 Canadian Dollars, which shall be paid by the exchange and assumption by Pinette Copper of debt obligations due and owing by the Company to third parties.

The Company had previously entered into a share purchase agreement dated March 14, 2011, as amended August 2, 2011 (the "Tignish Share Purchase Agreement") with Tignish (PTY) Ltd. ("Tignish") pursuant to which the Company purchased from Tignish all of the issued and outstanding shares of common stock of Bonnyridge. Bonnyridge is the legal and beneficial owner of three mineral license blocks located in northwestern Botswana, Africa. The Board of Directors has determined that it is in the best interests of the Company and its shareholders to sell its right, title and interest in and to all of its interest in Bonnyridge for primary reasons as follows: (i) the ability to relieve the Company of certain debt obligations in the amount of CDN$500,000; (ii) the significant costs and timeframe associated with conducting exploration and mining operations in Botswana; and (iii) the ability to thus pursue other exploration initiatives the Company has acquired in Alaska.

Gary Powers, the President/Chief Executive Officer and a member of the Board of Directors of the Company, holds an approximate 0.7% equity interest in Pinette Copper. William Thomas, the Chief Financial Officer and a member of the Board of Directors, holds an approximate 3.0% equity interest in Pinette Copper. Paul R. Lindsay, a member of the Board of Directors, holds no equity interest in Pinette Copper.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information .

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit	Description

10.1	Share Purchase Agreement dated June 25, 2012 between Sono Resources Inc. and Pinette Copper Corp.

99.1	Press Release of Sono Resources Inc. dated June 25, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO RESOURCES, INC.

Date: June 25, 2012.	/s/ Gary Powers
Gary Powers
President/Chief Executive Officer

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